UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2020

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 ¾% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01          Entry Into A Material Definitive Agreement

On March 3, 2020, Cincinnati Bell Inc., an Ohio corporation (“Cincinnati Bell”), Charlie AcquireCo Inc., a Delaware corporation (“Parent”), and Charlie Merger Sub Inc., an Ohio corporation and a wholly owned subsidiary of Parent, entered into Amendment Number 2 (the “Amendment”) to the Agreement and Plan of Merger, dated as of December 21, 2019, as amended as of February 27, 2020 (the “Merger Agreement”), by and among Cincinnati Bell, Charlie AcquireCo Inc. and Charlie Merger Sub Inc.

The Amendment increases the merger consideration payable to holders of Cincinnati Bell common stock, par value $0.01 per share (the “Company Common Shares”). Pursuant to the Amendment, holders of Company Common Shares will now receive, for each Company Common Share held, $13.50 in cash, without interest.  Prior to entering into the Amendment, the merger consideration payable to each holder of Company Common Shares for each share held was $12.50 in cash, without interest. The Amendment also increases the termination fee payable by Cincinnati Bell in connection with the termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Cincinnati Bell to enter into a definitive agreement for an acquisition proposal that constitutes a Superior Company Proposal (as defined in the Merger Agreement), from $21.39 million to $23.1 million.

All other material terms of the Merger Agreement, which was previously filed by Cincinnati Bell as Exhibit 2.1 to the Current Report on Form 8-K dated December 23, 2019, as amended by Amendment Number 1, which was previously filed by Cincinnati Bell as Exhibit 2.1 to the Current Report on Form 8-K dated February 28, 2020, remain the same.

The foregoing summary description of the Amendment is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The representations and warranties of Cincinnati Bell contained in the Amendment have been made solely for the benefit of the parties to the Amendment. In addition, such representations and warranties (a) have been made only for purposes of the Amendment, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Amendment, (c) have been qualified by confidential disclosures made to Parent in connection with the Amendment, (d) are subject to materiality qualifications contained in the Amendment which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Amendment or such other date as is specified in the Amendment and (f) have been included in the Amendment for the purpose of allocating risk between Cincinnati Bell, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Amendment is included with this filing only to provide investors with information regarding the terms of the Amendment, and not to provide investors with any other factual information regarding Cincinnati Bell or any of its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Cincinnati Bell or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in Cincinnati Bell’s public disclosures.

Item 8.01          Other Events.

On March 4, 2020, Cincinnati Bell issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment Number 2 to Agreement and Plan of Merger, dated March 3, 2020, by and among Cincinnati Bell Inc., Charlie AcquireCo Inc. and Charlie Merger Sub Inc.
99.1	Press Release, dated March 4, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cincinnati Bell by Brookfield Infrastructure Partners L.P. (“Brookfield Infrastructure”). In connection with the proposed acquisition, Cincinnati Bell filed a preliminary proxy statement and intends to furnish or file other relevant materials with the SEC in connection with the proposed transaction.  The definitive proxy statement will be sent or given to the shareholders of Cincinnati Bell and will contain important information about the proposed acquisition and related matters. Shareholders of Cincinnati Bell are urged to read all relevant documents filed with the SEC, including Cincinnati Bell’s proxy statement, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Cincinnati Bell at investor.cincinnatibell.com or by directing a request to Cincinnati Bell’s Investor Relations Department at 1-800-345-6301 or investorrelations@cinbell.com, and Brookfield Infrastructure’s annual reports on Form 20-F, reports on Form 6-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through Brookfield Infrastructure’s website at https://bip.brookfield.com/, in each case, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

Cincinnati Bell and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Cincinnati Bell in favor of the proposed transaction with Brookfield Infrastructure. Information regarding the interests of these participants which may, in some cases, be different than those of Cincinnati Bell’s shareholders generally, is included in the preliminary proxy statement that has been filed with the SEC and will be included in the definitive proxy statement to be filed with the SEC.  Additional information about Cincinnati Bell’s directors and executive officers is set forth in Cincinnati Bell’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020.  These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with Brookfield Infrastructure may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Brookfield Infrastructure by Cincinnati Bell’s shareholders; (iii) the possibility that competing offers or acquisition proposals for Cincinnati Bell will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transaction on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability and (ix) for Cincinnati Bell, (A) those discussed in Cincinnati Bell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and those discussed in Brookfield Infrastructure’s most recent Annual Report on Form 20-F filed with the SEC on February 28, 2020 and, in particular, the risks discussed under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and (B) those discussed in other documents Cincinnati Bell filed with the SEC. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Cincinnati Bell nor Brookfield Infrastructure undertake any, and expressly disclaim any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: March 4, 2020	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment Number 2 to Agreement and Plan of Merger, dated March 3, 2020, by and among Cincinnati Bell Inc., Charlie AcquireCo Inc. and Charlie Merger Sub Inc.
99.1	Press Release, dated March 4, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)